Exhibit 32.2
CERTIFICATION

In connection with the quarterly report of Conscious Intention, Inc. (the “Company”) on Form 10-QSB/A for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Andrew Hamilton, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the periods covered by the Quarterly Report.

Date: April 3, 2007
	By:	/s/ Andrew Hamilton
Andrew Hamilton
Chief Financial Officer